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                          AMENDED AND RESTATED BY-LAWS
                        SYSCOMM INTERNATIONAL CORPORATION

                                    ARTICLE I

                                     Offices



                  SECTION 1. Registered Office and Agent. The registered office and the registered agent of the Corporation shall be located at such place as the Board of Directors may from time to time designate.

                  SECTION 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
                                   ARTICLE II

                                  Stockholders

                  SECTION 1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date, at such time and at such place within or without the State of Delaware as may be designated by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may be properly bought before the meeting.

                  SECTION 2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or the Amended and Restated Certificate of Incorporation, may be called by the President or the Board of Directors. Any special meeting of the stockholders shall be held on such date, at such time and at such place within or without the State of Delaware as the President or Board of Directors may designate.



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                  SECTION 3. Notice of Meetings. Except as otherwise provided in these Amended and Restated By-Laws or by law, a written notice of each meeting of the stockholders shall be given, either personally or by mail, not less than ten (10) nor more than sixty (60) calendar days before the date of the meeting, to each stockholder of the Corporation entitled to vote at such meeting at such stockholder's address as it appears on the books and records of the Corporation. The notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose for which the meeting is called.

                  SECTION 4. Adjourned Meetings. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the stockholders, or the holder of any class of stock entitled to vote separately as a class, as the case may be, may transact any business which might have been transacted by them at the original meeting. If the adjournment is for more than thirty (30) calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

                  SECTION 5. Organization. The President shall act as chairman of all meetings of the stockholders. In the absence of the President, any Vice President designated by the Board or, in the absence of any such officer, any person designated by the holders of a majority in number of the shares of stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting shall act as chairman of the meeting.

                  The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any




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person to act as secretary of the meeting. It shall be the duty of the Secretary to prepare and make, at least ten (10) calendar days before every meeting of stockholders, a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open, either at the offices of the Corporation or at the place where the meeting is to be held, for the ten (10) calendar days next preceding the meeting, to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, and shall be produced and kept at the time and place of the meeting during the whole time thereof and subject to the inspection of any stockholder who may be present.

                  SECTION 6. Quorum. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Amended and Restated Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

                  SECTION 7. Voting. Except as otherwise provided in the Amended and Restated Certificate of Incorporation or by law, each stockholder shall be entitled to one vote for each share of the capital stock of the Corporation registered in the name of such stockholder upon the books of the Corporation. Each stockholder entitled to vote at a meeting of stockholders may authorize



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another person or persons to act for such stockholder by proxy, but such proxy shall not be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. When directed by the presiding officer or upon the demand of any stockholder, the vote upon any matter before a meeting of stockholders shall be by ballot. Except as otherwise provided by law or by the Amended and Restated Certificate of Incorporation, (a) each Director shall be elected by a plurality of the votes cast at a meeting of stockholders by the stockholders entitled to vote in the election; and (b) whenever any corporate action other than the election of Directors is to be taken, it shall be authorized by a majority of the votes cast at a meeting of stockholders by the stockholders entitled to vote thereon.

                  Shares of the capital stock of the Corporation belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.

                  SECTION 8. Procedure. At each meeting of stockholders, the chairman of the meeting shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting and shall determine the order of business and other matters of procedure. Except to the extent inconsistent with any such rules and regulations as adopted by the Board of Directors, the chairman of the meeting may establish rules, which need not be in writing, to maintain order and safety and for the conduct of the meeting. Without limiting the foregoing, he or she may:

                           (a) restrict attendance at any time to bona fide
stockholders of record and their proxies and other persons in attendance at the invitation of the chairman;



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                           (b) restrict dissemination of solicitation materials
and use of audio or visual recording devices at the meeting;

                           (c) establish seating arrangements;

                           (d) adjourn the meeting without a vote of the
stockholders, whether or not there is a quorum present; and

                           (e) make rules governing speeches and debate
including time limits and access to microphones.

                  The chairman of the meeting acts in his or her absolute discretion and his or her rulings are not subject to appeal.

                  SECTION 9. Inspectors. The Board of Directors by resolution shall, in advance of any meeting of stockholders, appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated by the Board of Directors as alternate inspectors to replace any inspector who fails to act. If an inspector or alternate is not able to act at a meeting of stockholders, the chairman of the meeting shall, appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware.


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                                   ARTICLE III

                                    Directors

                  SECTION 1. Number. The Board of Directors shall consist of such number of directors, not less than three nor more than ten, as shall be fixed by the Board of Directors in accordance with Article Eighth of the Amended and Restated Certificate of Incorporation. A director need not be a stockholder.

                  SECTION 2. Vacancies. Any vacancy occurring in the Board of Directors shall be filled by the Board of Directors in accordance with the provisions of Article Eighth of the Amended and Restated Certificate of Incorporation.

                  SECTION 3. Removal. Directors may only be removed as provided for in the Corporation's Amended and Restated Certificate of Incorporation.

                  SECTION 4. Powers. The business affairs of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Amended and Restated Certificate of Incorporation or by these Amended and Restated By-laws directed or required to be exercised or done by the stockholders.

                                   ARTICLE IV

                       Meetings of the Board of Directors

                  SECTION 1. Place of Meeting. The Board of Directors may hold its meetings in such place or places in the State of Delaware or outside the State of Delaware as the Board of Directors from time to time shall determine.

                  SECTION 2. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors from time to time by resolution shall determine. No notice shall be required for any regular meeting of the Board of Directors, but a copy of every resolution fixing


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or changing the time or place of regular meetings shall be mailed to every
Director at least five (5) calendar days before the first meeting held in pursuance thereof.

                  SECTION 3. Special Meetings. Special Meetings of the Board of Directors may be called by the President on ten (10) days notice to each Director; Special Meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two Directors. Notice need not be given to any Director who signs a waiver of notice, whether before or after the meeting.

                  Notice of the day, hour and place of holding of each special meeting shall be given (i) by mailing the same at least four (4) calendar days before the meeting; or (ii) by causing the same to be transmitted by telecopier, telegraph or cable (A) at least twenty-four (24) hours before the meeting; or
(B) in the case of meeting held in accordance with Section 7 of this Article IV, at least six (6) hours before the meeting, in each case to each Director. Unless otherwise indicated in the notice thereof, any and all business, other than an amendment of these Amended and Restated By-Laws, may be transacted at any special meeting, and an amendment of these Amended and Restated By-Laws may be acted upon if the notice of the meeting shall have stated that the amendment of these Amended and Restated By-Laws is one of the purposes of the meeting. At any meeting at which every Director shall be present, even though without any notice, any business may be transacted, including the amendment of these Amended and Restated By-Laws.

                  SECTION 4. Quorum. A majority of the members of the Board of Directors in office (but in no case less than two (2) Directors) shall constitute a quorum for the transaction of business, and, except as otherwise provided in the Amended and Restated Certificate of Incorporation, the vote of the majority of the Directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors. If at


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any meeting of the Board of Directors there is less than a quorum present, a majority of those present may adjourn the meeting from time to time.

                  SECTION 5. Organization. The President shall act as chairman and preside at all meetings of the Board of Directors. In the absence of the President, any Vice Chairman or Vice President shall act as chairman of the meeting. The Secretary of the Corporation shall act as secretary of all meetings of the Board of Directors, but, in the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

                  SECTION 6. Committees. The Board of Directors, by resolution adopted by a majority of the number of Directors then in office, may designate one or more Directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and exercise all of the authority of the Board of Directors in the management of the Corporation, except as otherwise required by law. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The executive committee shall keep regular minutes of its proceeding and report the same to the Board when required.

                  SECTION 7. Conference Telephone Meetings. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or by these Amended and Restated By-Laws, the members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute being present in person at such meeting.



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                  SECTION 8. Consent of Directors or Committee in Lieu of
Meeting. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or by these Amended and Restated By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee, as the case may be.

                  SECTION 9. Compensation. For their services as Directors or as members of committees, every Director shall receive such compensation, attendance fees and other allowances as determined by resolution of the Board of Directors.

                                    ARTICLE V

                                    Officers

                  SECTION 1. Officers. The officers of the Corporation shall be a Chief Executive Officer, President, one or more Vice Presidents who are specifically designated as officers and who may be designated Executive Vice Presidents or Senior Vice Presidents, a Secretary, Chief Financial Officer, and such additional officers, if any, as shall be elected by the Board of Directors pursuant to the provisions of Section 2 of this Article V. The Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, the Chief Financial Officer shall be elected by the Board of Directors at its first meeting after such annual meeting of the stockholders. The failure to hold such election shall not of itself terminate the term of office of any officer. All officers shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors or as shall be confirmed or required by law or these Amended and



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Restated By-Laws or as shall be incidental to the office. Any officer may resign at any time upon written notice to the Corporation. Officers may, but need not, be Directors. Any number of offices may be held by the same person. Any officer may be removed with or without cause at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy caused by the death of any officer, his or her resignation, his or her removal, or otherwise, may be filled by the Board of Directors, and any officer so elected shall hold office at the pleasure of the Board of Directors.

                  SECTION 2. Additional Officers. The Board of Directors may from time to time elect such other officers (who may, but need not, be Directors), including, but not limited to, Treasurer, Controller, Assistant Treasurers, Assistant Secretaries and Assistant Controllers, as the Board may deem advisable, and such officers shall have such authority and shall perform such duties as may from time to time be assigned to them by the Board of Directors, the President or as shall be conferred or required by law or these Amended and Restated By-Laws or as shall be incidental to the office.

                                   ARTICLE VI

                           Stock, Seal and Fiscal Year

                  SECTION 1. Certificates for Shares. The shares of the Corporation shall be represented by certificates signed by the President or a Vice President and by the Chief Financial Officer or the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.

                  When the Corporation is authorized to issue shares of more than one class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the Corporation will



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furnish to any stockholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

                  The signatures of the officers of the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

                  SECTION 2. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

                  SECTION 3. Transfer of Shares. Shares of stock of the Corporation shall be transferred on the books of the Corporation by the recordholder thereof, in person or by such holder's attorney duly authorized in writing upon surrender to the Corporation or the transfer agent of the



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Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. Upon such surrender, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the Corporation, except as otherwise required by law.

                  SECTION 4. Regulations. The Board of Directors, the President or the Secretary shall have power and authority to make such rules and regulations as it or such officer may deem expedient concerning the issue, transfer, registration or replacement of certificates for shares of stock of the Corporation.

                  SECTION 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversation or exchange of stock or for the purpose of any other lawful action, as the case may be, the Board of Directors may fix, in advance, a record date which shall be not more than sixty
(60) calendar days nor less than ten (10) calendar days before the date of such meeting, nor more than sixty (60) calendar days prior to any other action.

                  If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to



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vote at a meeting of stockholders shall apply to any adjournment of the meeting;
provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  SECTION 6. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                  SECTION 7. Dividends. Subject to the provisions of the Amended and Restated Certificate of Incorporation, the Board of Directors shall have power to declare and pay dividends upon shares of stock of the Corporation, but only out of funds available for the payment of dividends as provided by law.

                  Subject to the provisions of the Amended and Restated Certificate of Incorporation, any dividends declared upon the stock of the Corporation shall be payable on such date or dates as the Board of Directors shall determine. If the day fixed for the payment of any dividend shall in any year fall upon a legal holiday, then the dividend payable on such date shall be paid on the next day not a legal holiday.

                  SECTION 8. Corporate Seal. The Corporation shall have a suitable seal, containing the name of the Corporation. The Secretary shall have custody of the seal, but he or she may authorize others to keep and use a duplicate seal.



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                  SECTION 9. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                  SECTION 10. Fiscal Year. The fiscal year of the Corporation shall be such fiscal year as the Board of Directors from time to time by resolution shall determine.

                                   ARTICLE VII

                            Miscellaneous Provisions

                  SECTION 1. Waivers of Notice. Whenever any notice whatever is required to be given by law, by the Amended and Restated Certificate of Incorporation or by these Amended and Restated By-Laws to any person or persons, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

                  SECTION 2. Indemnification. The Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request may advance expenses to any person who is or was a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to be a trustee, director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a trustee, director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise,



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against expenses (including attorneys' fees and expenses), judgment, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of any such action, suit, proceeding or claim. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person.

                           The Corporation may purchase and maintain insurance
on any person who is or was a trustee, director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a trustee, director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability incurred by him in any such position or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article VII, Section 2.

                  SECTION 3. Amendments. These Amended and Restated By-Laws may be altered, amended, or repealed or new By-Laws may be adopted by the affirmative vote of a majority of the Board of Directors at any regular or Special Meeting of the Board of Directors, subject to any provision in the Amended and Restated Certificate of Incorporation reserving to the stockholders the power to adopt, amend, or repeal By-Laws, but By-Laws made by the Board of Directors may be altered or repealed and new By-Laws made by the stockholders. The stockholders may prescribe that any By-Law made by them shall not be altered or repealed by the Board of Directors.

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